SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): April 24, 2000



                           CHESHIRE DISTRIBUTORS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    000-26186               84-1209978
           --------                    ---------               ----------
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
         incorporation)                                   Identification Number)


                     1599 Post Road East, Westport, CT 06880
                     ---------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (203) 255-4116

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated April 24, 2000 and files such amended Item 7 with this report.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired.

          Balance Sheet of Cardoso Cigarette Depot (Pty.) Limited at February 28, 1999, and the related statements of operations, stockholders' equity and cash flows for the fiscal years ended February 28, 1999 and 1998 audited by H.D. Woite & Co., Chartered Accountants (South Africa), and the Balance Sheet of Cardoso Cigarette Depot (Pty.) Limited at February 29, 2000, and the related statements of operations, stockholders' equity and cash flows for the fiscal year ended February 29, 2000 audited by BDO International, Registered Accountants and Auditors, Chartered Accountants (South Africa).

          See Index to Financial Statements on page F-1.

          (b)   Pro forma financial information

          Unaudited   pro  forma   consolidated   balance   sheet  of   Cheshire
Distributors Inc. as of March 31, 2000 and unaudited pro forma consolidated statement of operations for the period ended March 31, 2000.

          See Index to Financial Statements on page F-1.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CHESHIRE DISTRIBUTORS, INC.


Date: June 28, 2000                             By: /s/ Willem Oost-Lievense
                                                   -----------------------------
                                                   Willem Oost-Lievense
                                                   Chief Executive Officer

                         Index to Financial Statements


                                                                            Page
                                                                            ----
PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated
  Financial Statements.....................................................  F-2

Unaudited Pro Forma Consolidated Balance Sheet.............................  F-3

Notes to Unaudited Pro Forma Consolidated
  Balance Sheet............................................................  F-4

Unaudited Pro Forma Consolidated Statement of
  Operations...............................................................  F-5

Notes to Unaudited Pro Forma Consolidated
  Statement of Operations..................................................  F-6

FINANCIAL STATEMENTS OF CARDOSO CIGARETTE
DEPOT (PROPRIETARY) LIMITED

Report of BDO International Registered Accountants
  and Auditors, Chartered Accountants......................................  F-7

Report of H.D. Woite & Co., Chartered Accountants (SA).....................  F-8

Balance Sheets as of February 29, 2000 and
  February 28, 1999........................................................  F-9

Statements of Operations for the years ended
  February 29, 2000, February 28, 1999 and
  February 28, 1998........................................................ F-10

Statements of Stockholders' Equity (Deficit) for
  the three years ended February 29, 2000.................................. F-11

Statements of Cash Flows for the three
  years ended February 29, 2000, February 28,
  1999 and February 28, 1998............................................... F-12

Notes to Financial Statements....................................... F-13 - F-18

                                       Cheshire Distributors Inc. (Cheshire) and
                                          Cardoso Cigarette Depot (Pty.) Limited

                           Unaudited Pro Forma Consolidated Financial Statements

================================================================================

The unaudited pro forma consolidated balance sheet as of March 31, 2000 and the unaudited pro forma consolidated statement of operations for the period ended March 31, 2000 include the accounts of Cheshire Distributors Inc. and Cardoso Cigarette Depot (Proprietary) Limited ("Cardoso"). The unaudited pro forma financial statements have been prepared to illustrate the estimated effects of the acquisition of Cardoso (the "Acquisition"). The Acquisition is accounted for under the purchase method of accounting. The pro forma financial statements were derived by adjusting the historical financial statements of Cheshire and Cardoso for certain transactions pursuant to the Acquisition described in the notes to the unaudited pro forma financial statements.

The Cardoso balance sheet as of February 29, 2000 was translated from South African Rand to U.S. dollars using the exchange rate on February 29, 2000 ($.15381 per South African Rand). Such balance sheet includes a dollar denominated loan of $3,726,992 (included in short term loans payable of $3,735,572). Cardoso's statement of operations for the year ended February 29, 2000 was translated from South African Rand to U.S. dollars using the average rate of exchange prevailing during the year ($.16281 per South African Rand). Currently, at the date of filing this document the exchange rate is approximately $.1455 per South African Rand; such fluctuation would decrease goodwill as of the current date by $10,195.

The unaudited pro forma consolidated balance sheet was prepared as if the Acquisition had occurred on March 31, 2000. The unaudited pro forma consolidated statement of operations for the year ended March 31, 2000 was prepared as if the acquisition had occurred on April 1, 1999. The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transactions been completed as of the assumed dates or which may be obtained in the future. The pro forma financial data should be read in conjunction with the financial statements of Cheshire and Cardoso.

                                           Cheshire Distributors Inc.
                                  Unaudited Pro Forma Consolidated Balance Sheet


                                                                                         Pro forma adjustments
                                                                                      ----------------------------      Pro forma
                                                    Cheshire        Cardoso           Debit                 Credit     consolidated
                                                    3/31/00         2/29/00
Assets
Current:
        Cash and cash equivalents ............   $      5,097    $  3,260,463      $  1,400,000(1)     $  300,000(1)   $  3,365,560
                                                                                                        1,000,000(2)
        Trade accounts receivable, net .......           --         4,011,847                                             4,011,847
        Inventories ..........................           --         5,744,648                                             5,744,648
        Prepaid expenses .....................          2,932            --                                                   2,932
        Receivable from affiliates ...........           --           107,368                                               107,368
                                                 ------------    ------------                                          ------------
             Total current assets ............          8,029      13,124,326                                            13,132,355
Property, plant and equipment, net ...........          7,152         997,844                                             1,004,996
Goodwill .....................................                                        7,469,142(2)                        7,577,473
                                                                                        108,331(2)
Deferred acquisition costs ...................        108,331            --                               108,331(2)              0
Other ........................................         14,154            --                                                  14,154
                                                 ------------    ------------      ------------      ------------      ------------
                                                 $    137,666    $ 14,122,170      $  8,977,473      $  1,408,331      $ 21,828,978
                                                 ------------    ------------      ------------      ------------      ------------

Liabilities and Stockholders' equity
Current:
        Accounts payable .....................   $     60,238    $  4,123,918                        $     30,000(2)   $  4,214,156
        Accrued expenses .....................         14,011                                                                14,011
        Short term notes payable .............        690,000       3,735,572           300,000(1)                        4,125,572
        Income taxes payable .................           --         1,693,400                                             1,693,400
        Payable to affiliates ................           --            28,235                                                28,235
        Bank overdraft .......................           --         1,548,906                                             1,548,906
                                                 ------------    ------------                                          ------------
             Total current liabilities .......        764,249      11,130,031                                            11,624,280

Other:
        Due to Seller........................                                                           9,000,000(2)      9,000,000
        Long-term notes payable ..............        157,902            --                             1,400,000(1)      1,557,902
        Due to shareholder ...................                        431,281                                               431,281
                                                 ------------    ------------                                          ------------
             Total liabilities ...............        922,151      11,561,312                                            22,613,463

Stockholders' equity:
        Common stock .........................         10,365              32                32(2)                           10,365
        Additional paid-in capital ...........        504,371            --                                                 504,371
        Retained earnings(deficit) ...........     (1,299,221)      2,591,440         2,591,440(2)                       (1,299,221)
        Accumulated other comprehensive income           --           (30,614)                             30,614(2)           --
                                                 ------------    ------------      ------------      ------------      ------------
        Total  stockholders' equity(deficit) .       (784,485)      2,560,858         2,591,472            30,614          (784,485)
                                                 ------------    ------------      ------------      ------------      ------------
                                                 $    137,666    $ 14,122,170      $  2,891,472      $ 10,460,614      $ 21,828,978
                                                 ------------    ------------      ------------      ------------      ------------

                                       Cheshire Distributors Inc. (Cheshire) and
                                          Cardoso Cigarette Depot (Pty.) Limited

                         Notes to Unaudited Pro Forma Consolidated Balance Sheet

================================================================================

1. Represents cash received of $1,400,000 during April, 2000 under a bridge financing agreement; $300,000 of such proceeds were utilized for payment of short-term notes payable and $100,000 was retained for working capital purposes. The Company is currently negotiating a proposed long-term loan agreement to be entered into in connection with the Acquisition.

2. Represents payment of an initial installment of $1,000,000 and accrual of $9,000,000 due to seller relating to the purchase price of $10,000,000 for the net assets of Cardoso, additional acquisition costs of $108,331 and accrued legal and professional fees of $30,000 for a total acquisition price of $10,138,331. The excess cost over net assets acquired in the acquisition has been allocated to goodwill ($7,577,473).

          Pursuant to the Stock Purchase Agreement originally dated September 23, 1999, between Cheshire and Eduardo P.V. Cardoso and Alberteina Cardoso and Cardoso ( a South African corporation), as amended by the Amended Stock Purchase Agreement dated April 7, 2000, the purchase price of $10,000,000 was payable in three cash installments of $1,000,000, $2,000,000 and $7,000,000, respectively. The first installment of $1,000,000 was paid through the issuance of debt securities and warrants on April 7, 2000. The balance of the purchase price ($9,000,000) will be paid with proceeds of long-term debt on or before October 7, 2000.


                                             Cheshire Distributors Inc.
                               Unaudited Pro Forma Consolidated Statement of Operations


                                                    For the period
                                               from May 12 (inception)     Yearended        Pro forma adjustments
                                                   to March 31,2000     February 29, 2000   ---------------------       Proforma
                                                      Cheshire              Cardoso          Debit       Credit      consolidated

Net sales ..................................              -               $ 136,192,528                              $ 136,192,528
Cost of goods sold .........................              -                (130,898,580)                              (130,898,580)
                                                   ------------           -------------                              -------------

              Gross profit .................              -                   5,293,948                                  5,293,948
Operating expenses:
         Selling, general and administrative       $    882,492               2,897,206                                  3,779,698
                                                   ------------           -------------                              -------------
              Income (loss) from operations            (882,492)              2,396,742                                  1,514,250
Other income (expense):
         Interest income ...................                867                 403,665                                    404,532
         Non-cash financing charges ........           (128,500)                                                          (128,500)
         Amortization of goodwill ..........                                                $  378,873(2)                 (378,873)
         Interest expense ..................            (14,096)               (530,395)     1,680,000(1)               (2,224,491)
         Other income ......................                                      2,291                                      2,291
                                                   ------------           -------------     ----------               -------------
              Income (loss) before taxes
                on income ..................         (1,024,221)              2,272,303      2,058,873       0            (810,791)
Taxes on income ............................                                    762,734                                    762,734
                                                   ------------           -------------     ----------               -------------

Net income (loss) ..........................       $ (1,024,221)          $   1,509,569     $2,058,873       0       $  (1,573,525)
                                                   ------------           -------------     ----------               -------------
Net income (loss) per share (basic) ........       $      (0.10)                                                     $       (0.15)
Net income (loss) per share (diluted) ......       $      (0.10)                                                     $       (0.15)
Weighted average common shares
   outstanding:
         Basic .............................         10,202,839                                                         10,202,839
         Diluted ...........................         10,202,839                                                         10,202,839

                                       Cheshire Distributors Inc. (Cheshire) and
                                          Cardoso Cigarette Depot (Pty.) Limited

               Notes to Unaudited Pro Forma Consolidated Statement of Operations

================================================================================

1. Represents interest expense of $1,680,000 for the year ended March 31, 2000 based on proposed borrowings of $12,000,000 at the rate of 14% per annum as a result of the acquisition.

2. Represents the amortization of goodwill over a twenty-year life on a straight-line basis.

INDEPENDENT AUDITORS' REPORT

To the Members of Cardoso Cigarette Depot (Proprietary) Ltd

We have audited the annual financial statements of Cardoso Cigarette Depot (Proprietary) Limited for the year ended 29 February 2000. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with South African and United States generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement.

An audit includes:

o examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,

o assessing the accounting principles used and significant estimates made by management, and

o  evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements fairly present, in all material respects, the financial position of the Company at 29 February 2000, and the results of its operations, change in stockholders' equity and cash flows for the year then ended in accordance with generally accepted accounting practices, and in the manner required by the Companies, Act.

We have not performed applicable audit procedures in order to express an opinion
on  the  comparative   financial  information  as  disclosed  in  the  financial
statements.

Johannesburg, South Africa                              BDO International
                                                        Registered Accountants
24 May 2000                                             and Auditors, Chartered
                                                        Accountants

AUDITORS REPORT TO THE MEMBERS OF
CARDOSO CIGARETTE DEPOT (PROPRIETARY) LIMITED

We have audited the annual financial statements for the two years ended February 28, 1999. These financial statements are the responsibility of the Company's Directors. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with South African and United States generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that, in all material aspects, fair representation is achieved in the financial statements.

An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence supporting the amounts and disclosures included in the financial statements, an assessment of the reasonableness of significant estimates and a consideration of the appropriateness of the overall financial statement presentation. We consider our audit procedures appropriate in the circumstances to express our opinion below.

In our opinion these statements fairly present the financial position of your company at 28 February 1999 and the results of its operations and cash flow information to the two years then ended conformity with generally accepted accounting practice and in the manner required by the Companies Act.

In terms of Section 275 of the Companies Act we report that we have written up the books of the Company and that we have carried out the secretarial duties of the Company with the written approval of all the shareholders.


/S/ H D WOITE & CO                                       Nylstroom, South Africa
------------------------
H D WOITE & CO                                           23 March 2000
CHARTERED ACCOUNTANTS (SA)
AUDITORS

                  CARDOSO CIGARETTE DEPOT (PROPRIETARY) LIMITED
                  ---------------------------------------------
                                 Balance Sheets
                            (in South African Rand)


                                                           February 29,      February 28,
                                                               2000              1999
                                                           -----------       -----------
 Assets (Note 8)
 Current:
   Cash and cash equivalents .......................       R20,595,432       R 6,433,570
   Accounts receivable less allowance
     for doubtful accounts of R0 and
     R830,100 (Note 12) ............................        25,341,718        19,701,341
   Inventories .....................................        36,287,337        30,910,637
   Receivable from affiliated companies ............           678,216           519,237
                                                           -----------       -----------
        Total current assets .......................        82,902,703        57,564,785
Fixed assets, net (Note 3) .........................         6,180,209         4,802,423
                                                           -----------       -----------
                                                           R89,082,912       R62,367,208
                                                           -----------       -----------
Liabilities and Shareholders' Equity
Current liabilities:

   Short-term loans ................................       R    54,199       R   150,000
   Short term debt (Note 5) ........................        23,606,765              --
   Bank overdraft (Note 8) .........................         9,784,003         9,135,198
   Accounts payable (Note 12).......................        26,049,634        15,845,522
   Income taxes payable (Note 6)....................        10,696,737         4,452,708
   Payable to affiliated companies .................           178,352           221,893
                                                           -----------       -----------
        Total current liabilities ..................        70,369,690        29,805,321
Loan from shareholder (Note 4) .....................         2,724,279         2,774,819
Long-term debt (Note 5) ............................              --          23,070,083
                                                           -----------       -----------
        Total liabilities ..........................        73,093,969        55,650,223
                                                           -----------       -----------
Commitments and contingencies (Notes 7 and 9)
Shareholders' equity:

   Share capital, R.01 par value - shares
      authorized 100,000,000;
      issued and outstanding 20,000 ................               200               200
   Retained earnings ...............................        15,988,743         6,716,785
                                                           -----------       -----------
        Total shareholders' equity .................        15,988,943         6,716,985
                                                           -----------       -----------
                                                           R89,082,912       R62,367,208
                                                           -----------       -----------

                 See accompanying notes to financial statements.

                  CARDOSO CIGARETTE DEPOT (PROPRIETARY) LIMITED
                  ---------------------------------------------
                            Statements of Operations
                             (in South African Rand)

                                                                        Year ended
                                                  ----------------------------------------------------
                                                   February 29,       February 28,        February 28,
                                                       2000               1999                1998
                                                  -------------      -------------       -------------
Revenues (Notes 2 and 12) ..................      R 836,512,057      R 752,988,903       R 425,149,930
Cost of sales (Note 12).....................       (803,995,947)      (716,974,976)       (408,940,264)
                                                  -------------      -------------       -------------
           Gross profit ....................         32,516,110         36,013,927          16,209,666
Operating expenses:
   Selling, general and administrative......        (17,795,015)       (21,832,102)        (14,691,097)
                                                  -------------      -------------       -------------
           Operating income ................         14,721,095         14,181,825           1,518,569
Other income (expense)
Interest income ............................          2,479,365          1,698,188           1,034,026
Interest expense ...........................         (3,257,760)        (3,114,550)         (2,787,073)
Other ......................................             14,070               --                  --
                                                  -------------      -------------       -------------
           Income (loss) before
             taxes on income ...............         13,956,770         12,765,463            (234,478)
   Taxes on income (Note 6) ................          4,684,812          3,640,343                --
                                                  -------------      -------------       -------------
Net income (loss)...........................      R   9,271,958      R   9,125,120       R    (234,478)
                                                  -------------      -------------       -------------

                 See accompanying notes to financial statements.

                  CARDOSO CIGARETTE DEPOT (PROPRIETARY) LIMITED
                  ---------------------------------------------
                  Statements of Stockholders' Equity (Deficit)
                             (in South African Rand)



Three years ended February 29, 2000
-----------------------------------
                                                                                    Retained
                                             Share capital R .01 par value          earnings             Total
                                            -------------------------------       (accumulated       shareholders'
                                               Shares            Amount             deficit)        equity (deficit)
                                            ------------       ------------       ------------      ----------------


Balance, March 1, 1997 ..............          20,000          R        200       R (2,173,857)       R (2,173,657)
Net loss ............................            --                    --             (234,478)           (234,478)
                                               ------          ------------       ------------        ------------
Balance, February 28, 1998 ..........          20,000          R        200       R (2,408,335)       R (2,408,135)
Net income ..........................            --                    --            9,125,120           9,125,120
                                               ------          ------------       ------------        ------------
Balance, February 28, 1999...........          20,000                   200          6,716,785           6,716,985
Net income ..........................            --                    --            9,271,958           9,271,958
                                               ------          ------------       ------------        ------------
Balance, February 29, 2000 ..........          20,000          R        200       R 15,988,743        R 15,988,943
                                               ------          ------------       ------------        ------------

                 See accompanying notes to financial statements.

                  CARDOSO CIGARETTE DEPOT (PROPRIETARY) LIMITED
                  ---------------------------------------------
                            Statements of Cash Flows
                             (in South African Rand)

                                                                                          Year ended
                                                                     ---------------------------------------------------
                                                                     February 29,        February 28,       February 28,
                                                                         2000                1999               1998
                                                                     ------------        ------------       ------------
Cash flows from operating activities:
   Net income (loss)..........................................       R  9,271,958        R  9,125,120       R  (234,478)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation .........................................          1,181,158             906,933           759,170
        Loss (income) on sale of fixed assets ................              3,884               2,690          (218,425)
        Unrealized Foreign exchange loss .....................            536,681           4,725,091         1,868,031
        Increase in accounts receivable ......................         (5,640,377)         (5,591,633)         (693,852)
        Increase in inventories ..............................         (5,376,700)         (5,983,904)       (3,652,940)
        Increase (decrease) in accounts payable ..............         10,204,112          (6,480,852)          801,188
        Increase in income taxes payable .....................          6,244,029           3,380,065          (272,378)
                                                                     ------------        ------------       -----------
                Net cash provided by (used in)
                  operating activities .......................         16,424,745              83,510        (1,643,684)
                                                                     ------------        ------------       -----------
Cash flows from investing activities:
   Loans to affiliated companies .............................           (202,520)               --                --
   Capital expenditures ......................................         (4,856,332)         (1,535,081)       (3,273,887)
   Proceeds from sale of fixed assets ........................          2,293,505                 499         2,655,367
                                                                     ------------        ------------       -----------
                Net cash used in investing activities ........         (2,765,347)         (1,534,582)         (618,520)
                                                                     ------------        ------------       -----------
Cash flows from financing activities:
   (Repayments) proceeds of debt .............................           (146,341)          1,517,898        (1,227,102)
   Bank overdraft ............................................            648,805           3,717,517             6,996
                                                                     ------------        ------------       -----------
                Net cash provided by (used in)
                  financing activities .......................            502,464           5,235,415        (1,220,106)
                                                                     ------------        ------------       -----------
Net  increase in cash and cash equivalents ...................         14,161,862           3,784,343        (3,482,310)
Cash cash and cash equivalents, beginning of year ............          6,433,570           2,649,227         6,131,537
                                                                     ------------        ------------       -----------
Cash cash and cash equivalents, end of year ..................       R 20,595,432        R  6,433,570       R 2,649,227
                                                                     ------------        ------------       -----------

                 See accompanying notes to financial statements.

                  Cardoso Cigarette Depot (Proprietary) Limited

                          Notes to Financial Statements
================================================================================

1.   Nature of Business       Cardoso Cigarette Depot (Proprietary) Limited (the
     and Basis of             "Company") was incorporated in Johannesburg, South
     Presentation             Africa in 1959.  The Company is primarily  engaged
                              in the distribution of cigarettes, confectionery and cosmetics in South Africa.

                              The financial statements are prepared on a consistent basis in accordance with the requirements of statements of generally accepted accounting practice in South Africa. With respect to the Company, there are no significant differences between such practice and generally accepted accounting principles in the United States. The measurement basis used is the historical cost-basis.


2.   Summary of               (a)   Revenue Recognition
     Accounting
     Policies                       Revenue,  which  excludes  value-added  tax,
                                    comprises   the  invoiced   value  of  goods
                                    supplied and is recorded at the date the goods are delivered to customers.

                              (b)   Use of Estimates

                                    The  preparation of financial  statements in
                                    accordance    with    generally     accepted
                                    accounting principles requires management to
                                    make certain  estimates and assumptions that
                                    could affect the reported  amounts of assets
                                    and liabilities and disclosure of contingent
                                    assets  and  liabilities  at the date of the
                                    financial   statements   and  the   reported
                                    amounts of revenue and  expenses  during the
                                    reporting   period.   Actual  results  could
                                    differ from those estimates.

                              (c)   Fixed Assets

                                    Fixed    assets    are   stated   at   cost.
                                    Depreciation    is   computed    using   the
                                    straight-line   basis  over  the   estimated
                                    useful lives of the assets as follows:

                  Cardoso Cigarette Depot (Proprietary) Limited

                          Notes to Financial Statements
================================================================================

                                    --------------------------------------------
                                    Computer equipment                 5 years
                                    Storeroom equipment               10 years
                                    Motor vehicles                     5 years
                                    Office equipment                  10 years
                                    Workshop equipment                10 years
                                    Security equipment                10 years
                                    --------------------------------------------


                                    Land and  buildings  are  reflected at cost.
                                    The Company regards its land and buildings as investment properties and they are not depreciated.

                                    Expenditures for repairs and maintenance are charged to expense as incurred.

                              (d)   Inventories

                                    Inventories,   consisting    primarily    of
                                    merchandise for resale are valued at the lower of cost on a first-in, first-out
                                    (FIFO) basis or net realizable value.

                              (e)   Advertising Costs

                                    Advertising costs are charged to expense as incurred.

                              (f)   Retirement Benefits

                                    Current contributions to the group provident fund are charged to expense as incurred.

                              (g)   Foreign Currency Translation

                                    Liabilities   in  foreign   currencies   are
                                    translated at the rates of exchange ruling at the end of the financial year. A surplus or deficit arising on a transaction is accounted for in the income statement in the year in which it arises. During the years ended February 29, 2000 and February 28, 1999, foreign currency exchange losses of R536,682 and R4,275,091 were charged to operations, respectively.

                  Cardoso Cigarette Depot (Proprietary) Limited

                          Notes to Financial Statements
================================================================================

                              (h)   Income Taxes

                                    Income  taxes  are   calculated   using  the
                                    liability  method  specified by Statement of
                                    Financial  Accounting Standards ("SFAS") No.
                                    109,  "Accounting  for Income  Taxes." Under
                                    SFAS  No.  109,   deferred  tax  assets  and
                                    liabilities are recognized for the estimated
                                    future   tax   benefits   or    consequences
                                    attributable  to  differences   between  the
                                    financial statement carrying amounts and their respective tax bases. Deferred tax assets are recognized to the extent that it is more likely than not the assets are expected to be realized.

                              (i)   Recent Accounting Pronouncement

                                    In  June  1998,  the  Financial   Accounting
                                    Standards  Board  ("FASB")  issued  SFAS No.
                                    133, "Accounting for Derivative  Instruments
                                    and  Hedging   Activities,"  which  requires
                                    entities   to   recognize   all   derivative
                                    financial  instruments  as either  assets or
                                    liabilities   in  the  balance   sheets  and
                                    measure  these  instruments  at fair  value.
                                    SFAS No. 133, as amended by SFAS No. 137, is
                                    effective  for all  fiscal  years  beginning
                                    after June 15,  2000.  The Company  does not
                                    presently   enter   into  any   transactions
                                    involving derivative financial instruments and, accordingly, does not anticipate that the new standard will have any effect on its financial statements.

                              (j) Certain prior year balance sheet amounts have been reclassified to conform to current year presentation.

                  Cardoso Cigarette Depot (Proprietary) Limited

                          Notes to Financial Statements
================================================================================

3.   Fixed Assets

                              Fixed  assets   consisted  of  the   following  at
                              February 29, 2000 and February 28, 1999:

                                                                    February 29,       February 28,
                                                                        2000               1999
                              ---------------------------------------------------------------------
                              Land and buildings                    R   559,625        R   559,625
                              Computer equipment                        518,842            518,006
                              Storeroom equipment                        20,789             20,789
                              Motor vehicles                          7,501,982          5,017,231
                              Office equipment                          603,932            530,574
                              Workshop equipment                         23,166             23,165
                              Security equipment                         31,643             31,643
                              ---------------------------------------------------------------------
                                    Total                             9,259,979          6,701,033
                              Less:  Accumulated depreciation         3,079,770          1,898,610
                              ---------------------------------------------------------------------
                                                                    R 6,180,209       R  4,802,423
                              ---------------------------------------------------------------------



4.   Loan from
     Shareholder                                 February 29,       February 28,
                                                    2000                1999
                              --------------------------------------------------
                              EPV Cardoso         R 2,724,279       R2,774,819
                              --------------------------------------------------


                              This loan is interest free, unsecured and has no fixed terms of repayment.


5.   Debt

                                                             February 29,    February 28,
                                                                2000             1999
                              -----------------------------------------------------------
                              Unsecured foreign loan        R23,606,765      R23,070,083
                              -----------------------------------------------------------

                  Cardoso Cigarette Depot (Proprietary) Limited

                          Notes to Financial Statements
================================================================================

                              The uncovered United States dollar denominated loan is owing to a non-resident and was originally due for repayment in March 2000. In terms of the original agreement, the loan is unsecured and bears interest at 11% per annum. The amount outstanding in United States dollars is $3,726,992 (1999: $3,726,992). The terms of this loan are currently being renegotiated.

6.   Taxation                 South African normal tax:

                                                                         February 29,    February 28,    February 28,
                              Year ended                                     2000            1999            1998
                              ---------------------------------------------------------------------------------------
                              Current tax:
                                 Current year                            R4,684,812       R3,640,343            --
                              ---------------------------------------------------------------------------------------
                              Reconciliation of taxation rate:
                                 South African normal tax rate               30.00%           35.00%          35.00%
                                 Adjusted for:
                                    Disallowable expenses                     3.57              --              --
                                    Assessed losses carried forward            --             (6.48)         (35.00)
                              ---------------------------------------------------------------------------------------
                              Effective rate                                 33.57%           28.52%            --
                              ---------------------------------------------------------------------------------------

                              Income taxes payable at February 29, 2000 includes R6,096,641 which was paid to the South African Revenue Services ("SARS") on March 2, 2000. Of this amount, R3,634,942 was with respect to taxes and accrued interest thereon related to the fiscal year ended February 28, 1999 and R2,461,699 was with respect to taxes for certain years prior to February 28, 1997 (and penalties and interest thereon) based on a provisional agreement reached with SARS to determine prior years normal taxation due. In the opinion of the directors, no further payments will be required for such years.

7.   Operating Leases         Rent and related  expenses under operating  leases
                              on a  month-to-month  basis  with a related  party
                              (see Note 9) amounted to  R637,718,  R628,942  and
                              R555,973  for the years ended  February  29, 2000,
                              February   28,   1999   and   February  28,  1998,
                              respectively.

8.   Bank Overdraft           Bank overdrafts are secured by:

                              o   General  Notorial  bonds of R6,000,000  (1999:
                                  R6,462,000) over movable assets.

                              o   Cession of accounts receivable.

                              o   Various   guarantees/pledges   and  cession of
                                  assets      and       the       assets      of
                                  shareholders/directors      and      companies
                                  controlled by them.

                              o   The   directors  of  the  Company  have  given
                                  personal unlimited suretyship.

9.   Related Party            Certain  properties are leased by the Company from
     Transactions             a shareholder/director and companies controlled by
                              them.

10.  Subsequent Events        (a)   Acquisition

                                    On April 7, 2000, the Cheshire Distributors,
                                    Inc.  closed  the first  installment  of the
                                    purchase of the outstanding  ordinary shares
                                    of  the  Company,   pursuant  to  the  stock
                                    purchase    agreement    originally    dated
                                    September   23,   1999,   between   Cheshire
                                    Distributors,  Inc. and Eduardo P.V. Cardoso
                                    and  Albertina   Cardoso   ("Sellers"),   as
                                    amended  by  the  amended   stock   purchase
                                    agreement dated April 7, 2000.

                              (b)   Foreign Currency Exchange Loss

                                    The permanent diminution of the rand has resulted in the Company incurring a further foreign exchange loss of R2,705,796 at May 24, 2000.

11.  Supplemental             Interest paid during the years ended  February 29,
     Cash Flow                2000,  February 28, 1999 and February 28, 1998 was
     Information              approximately     R2,730,739,    R3,105,543    and
                              R2,787,159, respectively.

                              Income tax payments made during the years ended February 29, 2000, February 28, 1999 and February 28, 1998 totaled approximately R84,716, R260,278 and R272,378, respectively.

12.  Major Customer           One customer  accounted for  approximately  15% of
     and Supplier             accounts receivable and revenues as of and for the
                              years ended  February 29, 2000,  February 28, 1999
                              and February 28, 1998, respectively.  One supplier
                              accounted  for   approximately   85%  of  accounts
                              payable and purchases as of and for the years ended February 29, 2000, February 28, 1999 and
                              February 28, 1998, respectively.